UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 15, 2010
(Date of earliest event reported)

LE@P TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5667	65-0769296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 N. Dixie Highway, Suite 411
Ft. Lauderdale, FL	33334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 771-1772

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Items 1.01 Entry into a Material Definitive Agreement

On January 15, 2010, Bay Colony Associates, Ltd., an entity wholly owned by Dr. Pearce and  the holder of a original promissory note dated March 17, 2006 and a renewal promissory note dated October 24, 2007 in the original principal amount of $562,500 made by Parkson Property, LLC, the Company’s subsidiary, agreed to extend the maturity date of the note from January 8, 2010 until January 8, 2011.  The principal and all accrued interest, at the rate of 7% per annum, under the note are due in one lump sum on the extended maturity date, and all of the other terms of the note remain unmodified.  A copy of the renewal promissory note is filed herewith as Exhibit 10.1.  The extension of the maturity date of the note is necessary as the Company does not have the funds available to retire the debt.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Renewal Promissory Note dated January 15, 2010 in the principal amount of $562,500 executed by Parkson Property, LLC in favor of Bay Colony Associates, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

Date: January 15, 2010	By:	/s/ Timothy Lincoln

	Name:	Timothy Lincoln

	Title:	Acting Principal Executive Officer

EXHIBIT LIST

10.1	Renewal Promissory Note dated January 15, 2010 in the principal amount of $562,500 executed by Parkson Property, LLC in favor of Bay Colony Associates, Ltd.